                                                                     Exhibit 4.1

                         CAMBRIDGE TECHNOLOGY PARTNERS
                              (MASSACHUSETTS), INC.

                                       and

                          MELLON INVESTORS SERVICES LLC

                                 as Rights Agent

                                   ----------


                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


     THIS AMENDMENT NO. 2 (this "Amendment No. 2"), dated as of March 12, 2001,
                                 ---------------
is made by and between Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC (formerly
                           -------
ChaseMellon Shareholder Services, LLC), as Rights Agent (the "Rights Agent").
                                                              ------------
Reference is made to the Rights Agreement, dated as of June 23, 1997, between the Company and the Rights Agent, as amended by Amendment No. 1 to Rights Agreement dated as of September 30, 1998, between the Company and the Rights Agent (as amended, the "Rights Agreement") the parties. Capitalized terms not
                        ----------------
defined herein shall have the respective meaning ascribed to them in the Rights Agreement.

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

     WHEREAS, the Company is a party to an Agreement and Plan of Reorganization (as it may be amended or supplemented from time to time, the "Merger
                                                              ------
Agreement"), dated March 12, 2001, among Novell, Inc., a Delaware corporation ("Novell"), Ceres Neptune Acquisition Corp., a Delaware corporation and wholly-
--------
owned subsidiary of Novell ("Merger Sub"), and the Company, which provides for,
                             ----------
among other things, the merger of Merger Sub with and into the Company (the "Merger") subject to shareholder and regulatory approval and other terms and
-------
conditions;

     WHEREAS, the Merger Agreement contemplates amendments to the Rights Agreement so that Novell and Merger Sub are each exempt from the definition of "Acquiring Person" contained in the Rights Agreement with respect to, and no "Stock Acquisition Date" or "Distribution Date" or "Triggering Event" will occur as a result of, the execution of the Merger Agreement or the consummation of the Merger pursuant to the Merger Agreement, and that the Rights Agreement will expire immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger;

     WHEREAS, the Board of Directors previously determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as contemplated by the Merger Agreement;

NOW, THEREFORE, in accordance with Section 27 of the Rights Agreement, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

     1. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:


          "Notwithstanding anything in this Agreement to the contrary, none of Novell, a Delaware corporation ("Novell"), Merger Sub (as defined in the Novell Merger Agreement (defined below)), or any of their Affiliates or Associates, shall be deemed to be an Acquiring Person by virtue of the execution of the Agreement and Plan of Reorganization, dated as of March 12, 2001 (as the same may be amended from time to time, the "Novell Merger Agreement"), by and among Novell, Merger Sub and the Company, or the consummation of the transactions contemplated by the Novell Merger Agreement, including, without limitation, the merger of Merger Sub with and into the Company (the "Novell Merger") or the announcement of any of the foregoing transactions."

     2. The definition of "Stock Acquisition Date" in Section 1(pp) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred as a result of the execution of the Novell Merger Agreement or the consummation of the transactions contemplated by the Novell Merger Agreement, including without limitation, the Novell Merger, or the announcement of any of the foregoing transactions."

     3. Section 3(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the execution of the Novell Merger Agreement or the consummation of the transactions contemplated by the Novell Merger Agreement, including without limitation, the Novell Merger, or the announcement of any of the foregoing transactions."

     4. The definition of "Section 11(a)(ii) Event" in Section 11 of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Event shall not be deemed to have occurred as a result of the execution of the Novell Merger Agreement or the consummation of the transactions contemplated by the Novell Merger Agreement, including without limitation, the Novell Merger, or the announcement of any of the foregoing transactions."

     5. The definition of "Section 13 Event" in Section 1(nn) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Section 13 Event shall not be deemed to have occurred as the result of the execution of the Novell Merger Agreement or the consummation of the transactions contemplated by the Novell Merger Agreement, including without limitation, the Novell Merger, or the announcement of any of the foregoing transactions."

     6. The definition of "Triggering Event" in Section 1(tt) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as the result of the execution of the Novell Merger Agreement or the consummation of the transactions contemplated by the Novell Merger Agreement, including without limitation, the Novell Merger, or the announcement of any of the foregoing transactions."

     7. Section 1(x) of the Rights Agreement is hereby modified and amended to change the reference to "June 23, 2007" to "June 23, 2007 or, if earlier, immediately prior to the consummation of the Novell Merger as contemplated by the Novell Merger Agreement and upon notice thereof to the Rights Agent."

     8. Section 20(c) of the Rights Agreement is hereby amended by adding the following words to the end of such section:

     "as finally determined by a court of competent jurisdiction. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage."

     9. Section 30 of the Rights Agreement is amended to add the following sentence at the end thereof:

     "Nothing in this Agreement shall be construed to give any holder of Rights (and, prior to the Distribution Date, registered holders of the Common Shares) or any other Person any legal or equitable rights, remedies, or claims under this

     Agreement by virtue of the execution of the Novell Merger Agreement or the consummation of the transactions contemplated by the Novell Merger Agreement, including without limitation, the Novell Merger, or the announcement of any of the foregoing transactions."

     10. This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     11. This Amendment No. 2 may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

     12. In all respects not inconsistent with the terms and provisions of this Amendment No. 2, the Rights Agreement is hereby ratified, adopted, approved, and confirmed. In executing and delivering this Amendment No. 2, the Rights Agent shall be entitled to all of the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

     13. If any term, provision, covenant, or restriction of this Agreement No. 2 is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment No. 2, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed, all as of the date and year first above written.


          CAMBRIDGE TECHNOLOGY PARTNERS
          (MASSACHUSETTS), INC.


          By:  /s/ Jack L. Messman
               -------------------
               Name:  Jack L. Messman
               Title:  President and Chief Executive Officer



          MELLON INVESTOR SERVICES LLC


          By:   /s/ Lynore LeConche
               --------------------
               Name: Lynore LeConche
               Title:   Vice President